Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS FOURTH QUARTER
 AND FULL YEAR 2009 OPERATING RESULTS

▪	2009 Earnings Per Share of $1.85 Compared with ($3.91) in 2008

▪	Net Income of $51.0 Million in 2009 Compared with ($96.0) Million in 2008

▪	Fourth Quarter Results Impacted by Winter Weather and $2.5 Million of Interest and Expenses from New Financing

RICHMOND, VA, February 26, 2010 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced that it had net income of $51.0 million or $1.85 per fully diluted share for the year ended December 31, 2009 and a net loss of $3.2 million or $0.12 per fully diluted share for the fourth quarter of 2009. This is compared to a net loss of $96.0 million or $3.91 per fully diluted share for the year ended December 31, 2008 and a net loss of $33.6 million or $1.26 per fully diluted share for the fourth quarter of 2008.

Peter T. Socha, Chairman and Chief Executive Officer, commented: “This was the most profitable year in the history of James River Coal Company. We strengthened every aspect of our company during a severe recession and a very weak coal market.  While still early, we are beginning to see signs of strength in both the economy and the coal markets.  We will enter this new period with improved operations assets, continued close customer relationships, and a much stronger financial profile.  We are very optimistic about our future prospects.”

ANNUAL RESULTS

The following tables show selected operating results for the year ended December 31, 2009 compared to the year ended December 31, 2008 (in 000’s except per ton amounts).

Total Results	Year Ended December 31,
	2009		2008
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	9,770		11,112
Coal purchased from other sources (tons)	107		243
Total coal available to ship (tons)	9,877		11,355
Coal shipments (tons)	9,623		11,383
Coal sales revenue	$681,558	70.83	$568,507	49.94
Cost of coal sold	508,888	52.88	527,888	46.38
Depreciation, depletion, & amortization	62,078	6.45	70,277	6.17
Gross profit (loss)	110,592	11.49	(29,658)	(2.61)
Selling, general & administrative	39,720	4.13	34,992	3.07

Adjusted EBITDA (1)	$146,099	15.18	$17,571	1.54

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release. Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Year Ended December 31,
	2009		2008

	CAPP	Midwest	CAPP	Midwest

Company and Contractor Production (tons)	6,643	3,127	8,006	3,106
Coal purchased from other sources (tons)	107	-	243	-
Total coal available to ship (tons)	6,750	3,127	8,249	3,106
Coal shipments (tons)	6,525	3,098	8,271	3,112
Coal sales revenue	$579,108	102,450	$467,609	100,898
Average sales price per ton	88.75	33.07	56.54	32.42
Cost of coal sold	$416,721	92,167	$433,781	94,107
Cost of coal sold per ton	63.87	29.75	52.45	30.24

C.K. Lane, Senior Vice President and Chief Operating Officer commented: “Our mine operations had a very good year in 2009. We continued to show dramatic improvement in both safety and regulatory compliance.  We also acquired several reserve areas that will be strategically important to our future.  Lastly, we have made significant progress on a number of mine development projects in both Central Appalachia (CAPP) and the Midwest.

While we are very pleased with our progress for the year, we are not as pleased with our results for the fourth quarter. As previously discussed, due to the soft coal markets, we have been running all of our CAPP mines at reduced rates of production for the past six months. We realized that this strategy would lead to higher costs for a short period of time due to lower absorption of fixed costs.  This quarter, we also saw lower production and higher costs due to severe winter weather and a couple of isolated issues with difficult geology.

We are pleased to report that, despite the continued severe winter weather, our mines are returning to expected levels of production and costs.”

QUARTERLY RESULTS

The following tables show selected operating results for the quarter ended December 31, 2009 compared to the quarter ended December 31, 2008 (in 000’s except per ton amounts).

Total Results	Three Months Ended December 31,
	2009		2008
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,027		2,734
Coal purchased from other sources (tons)	28		15
Total coal available to ship (tons)	2,055		2,749
Coal shipments (tons)	2,146		2,792
Coal Sales Revenue	$149,468	69.65	$140,774	50.42
Cost of coal sold	120,099	55.96	134,418	48.14
Depreciation, depletion, & amortization	16,111	7.51	18,277	6.55
Gross profit (loss)	13,258	6.18	(11,921)	(4.27)
Selling, general & administrative	9,608	4.48	9,869	3.53

Adjusted EBITDA (1)	$22,700	10.58	$(203)	(0.07)

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release. Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended December 31,
	2009		2008

	CAPP	Midwest	CAPP	Midwest

Company and Contractor production (tons)	1,319	708	1,944	790
Coal purchased from other sources (tons)	28	-	15	-
Total coal available to ship (tons)	1,347	708	1,959	790
Coal Shipments (tons)	1,433	713	1,981	811
Coal sales revenue	$125,249	24,219	$114,221	26,553
Average sales price per ton	87.40	33.97	57.66	32.74
Cost of coal sold	$97,339	22,760	$111,232	23,186
Cost of coal sold per ton	67.93	31.92	56.15	28.59

Cost Bridge (per ton)	Q-3 2009 vs. Q-4 2009
	CAPP	Midwest

Beginning cash costs (Q-3 2009)	$63.11	30.83
Fixed cost absorption	4.20	0.20
Variable	0.82	(0.12)
Other	(0.20)	1.01
Ending cash costs (Q-4 2009)	67.93	31.92

LIQUIDITY AND KEY BALANCE SHEET DATA

During the fourth quarter we issued $172.5 million of 4.5% Convertible Senior Notes due in 2015.  In connection with the issuance of the Convertible Senior Notes, we terminated our letter of credit facility and used $62.0 million of our cash to collateralize the existing letters of credit.  In January, 2010, we amended our Revolver resulting in an increase in availability to $65.0 million.  Our intention is to use the Revolver to support our existing letters of credit.   As we secure the letters of credit with our Revolver, our cash that is currently being held as security for the existing letters of credit will become unrestricted and be available to us for use.  In connection with the financing we paid early termination fees of $1.6 million and recorded interest on the new notes of $1.5 million and lowered our letter of credit facility fees by $0.6 million.

The table below shows our liquidity as of December 31, 2008 and 2009 and on a proforma basis to reflect the January, 2010 amendment of our Revolver as if it had occurred on December 31, 2009. (in millions)

Liquidity
			Proforma
	December 31, 2008	December 31, 2009	December 31, 2009

Unrestricted Cash	$3.3	$107.9	$107.9
Availability under revolver	-	35.0	65.0

Total Liquidity	$3.3	$142.9	$172.9

Restricted Cash	$5.2	$62.0	$62.0

Other Key Balance Sheet Data
(in 000's)
	December 31, 2008	December 31, 2009
Current Assets
Accounts receivable	$33,561	$43,549
Inventories	16,428	33,189

Current Liabilities
Current maturities of long-term debt	18,000	-
Accounts payable	57,068	46,472

Working Capital (Deficit)	(54,961)	109,998

For the year ended and three months ended December 31, 2009 capital expenditures were $72.2 million and $23.5 million respectively.
.
The Company was in compliance with all covenants in its debt facilities as of December 31, 2009.

SALES POSTION

As of February 25, 2010, we had the following priced sales position:

	2010 Priced
	As of October 31, 2009		As of February 25, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	5,171	$98.49	5,892	$95.10	721	$70.79
Midwest (1)	2,642	$41.47	3,004	$41.13	362	$38.65

	2011 Priced
	As of October 31, 2009		As of February 25, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	2,389	$121.80	2,389	$121.80	-	$-
Midwest (1)	1,375	$44.66	1,422	$44.64	47	$44.05

	2012 Priced
	As of October 31, 2009		As of February 25, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	350	$108.31	350	$108.31	-	$-
Midwest (1)	500	$45.00	500	$45.00	-	$-

(1) The prices for the Midwest are miniumum base price amounts adjusted for projected fuel escalators.

Mr. Socha continued: “The changes in our 2010 CAPP sales position were the result of approximately 300,000 carryover tons at $84.88 from 2009 and 362,000 carryover tons in the Midwest.  Our carryover tons were due to extremely high utility inventories at the end of the year and severe winter weather in December.  We believe that our carryover tons will be shipped during the first three quarters of 2010. As discussed in our guidance release, our sales focus for the near future will be on our specialty coals. We will be selling these coals to both the domestic and international markets. The market for these coals in currently stronger than the domestic utility market.”

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the fourth quarter earnings on February 26, 2010 at 11:00 a.m. Eastern Time.  The conference call can be accessed by dialing 866-564-7439, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 719-325-2120.  A replay of the conference call will be available on the Company’s website and also by telephone, at 888-203-1112 for domestic callers.  International callers, please dial 719-457-0820: pass code 5489698.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversify our operations; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$107,931	3,324
Receivables:
Trade	43,289	33,086
Other	260	475
Total receivables	43,549	33,561
Inventories:
Coal	22,727	6,847
Materials and supplies	10,462	9,581
Total inventories	33,189	16,428
Prepaid royalties	6,045	2,803
Other current assets	3,292	5,094
Total current assets	194,006	61,210
Property, plant, and equipment, at cost:
Land	7,194	6,693
Mineral rights	231,919	229,841
Buildings, machinery and equipment	362,654	320,982
Mine development costs	41,069	39,596
Total property, plant, and equipment	642,836	597,112
Less accumulated depreciation, depletion, and amortization	288,748	252,264
Property, plant and equipment, net	354,088	344,848
Goodwill	26,492	26,492
Restricted cash	62,042	5,222
Other assets	32,684	25,774
Total assets	$669,312	463,546

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2009	December 31, 2008
Liabilities and Shareholders' Equity

Current liabilities:
Current maturities of long-term debt	$-	18,000
Accounts payable	46,472	57,068
Accrued salaries, wages, and employee benefits	6,982	6,642
Workers' compensation benefits	8,950	9,300
Black lung benefits	1,782	1,539
Accrued taxes	4,383	4,457
Other current liabilities	15,439	19,165
Total current liabilities	84,008	116,171
Long-term debt, less current maturities	278,268	150,000
Other liabilities:
Noncurrent portion of workers' compensation benefits	50,385	46,477
Noncurrent portion of black lung benefits	31,017	29,029
Pension obligations	14,827	19,693
Asset retirement obligations	39,843	36,409
Other	622	529
Total other liabilities	136,694	132,137
Total liabilities	498,970	398,308

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 27,544,878 and 27,393,493 shares as of December 31, 2009 and 2008, respectively	275	274
Paid-in-capital	320,079	272,366
Accumulated deficit	(136,758)	(187,712)
Accumulated other comprehensive loss	(13,254)	(19,690)
Total shareholders' equity	170,342	65,238

Total liabilities and shareholders' equity	$669,312	463,546

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Year	Year	Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2009	2008	2007

Revenues	$681,558	568,507	520,560
Cost of sales:
Cost of coal sold	508,888	527,888	473,347
Gain on curtailment of pension plan	-	-	(6,091)
Depreciation, depletion, and amortization	62,078	70,277	71,856
Total cost of sales	570,966	598,165	539,112
Gross profit (loss)	110,592	(29,658)	(18,552)
Selling, general, and administrative expenses	39,720	34,992	32,191
Total operating income (loss)	70,872	(64,650)	(50,743)
Interest expense	17,057	17,746	19,764
Interest income	(60)	(469)	(471)
Charges associated with repayment and amendment of debt	1,643	15,618	2,421
Miscellaneous income, net	(281)	(1,279)	(598)
Total other expenses, net	18,359	31,616	21,116
Income (loss) before income taxes	52,513	(96,266)	(71,859)
Income tax expense (benefit)	1,559	(273)	(17,844)
Net income (loss)	$50,954	(95,993)	(54,015)
Income (loss) per common share
Basic income (loss) per common share	$1.85	(3.91)	(3.29)

Diluted income (loss) per common share	$1.85	(3.91)	(3.29)

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year	Year	Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income (loss)	$50,954	(95,993)	(54,015)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, and amortization of property, plant, and equipment	62,078	70,277	71,856
Accretion of asset retirement obligations	3,212	2,768	2,270
Amortization of debt discount and issue costs	1,813	1,411	1,569
Stock-based compensation	5,967	5,130	3,853
Deferred income tax benefit	180	4	(18,572)
Loss on sale or disposal of property, plant, and equipment	(61)	(163)	(87)
Write-off of deferred financing costs	-	2,383	2,421
Gain on curtailment of pension plan	-	-	(6,091)
Changes in operating assets and liabilities:
Receivables	(9,988)	7,745	6,930
Inventories	(15,025)	(2,236)	(1,232)
Prepaid royalties and other current assets	(1,440)	100	(58)
Restricted cash	(56,820)	(5,222)	-
Other assets	(4,233)	(4,403)	(2,929)
Accounts payable	(10,596)	9,762	4,576
Accrued salaries, wages, and employee benefits	340	632	1,277
Accrued taxes	(1,787)	(2,251)	(2,772)
Other current liabilities	(3,626)	8,702	(1,030)
Workers' compensation benefits	3,558	2,185	8
Black lung benefits	1,657	538	1,435
Pension obligations	2,144	(1,395)	(3,129)
Asset retirement obligations	(861)	(1,082)	(1,457)
Other liabilities	93	(468)	(801)
Net cash provided by (used in) operating activities	27,559	(1,576)	4,022
Cash flows from investing activities:
Additions to property, plant, and equipment	(72,159)	(74,697)	(49,343)
Proceeds from sale of property, plant and equipment	149	1,108	142
Net cash used in investing activities	(72,010)	(73,589)	(49,201)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	172,500	-	40,000
Repayment of long-term debt	-	(38,800)	(1,200)
Proceeds from Revolver	12,500	26,500	31,043
Repayments of Revolver	(30,500)	(8,500)	(48,536)
Net proceeds from issuance of common stock	-	93,820	32,389
Principal payments under capital lease obligations	-	-	(262)
Debt issuance costs	(5,517)	(486)	(4,649)
Proceeds from exercise of stock options	75	542	-
Net cash provided by financing activities	149,058	73,076	48,785
Increase (decrease) in cash	104,607	(2,089)	3,606
Cash and cash equivalents at beginning of period	3,324	5,413	1,807
Cash and cash equivalents at end of period	$107,931	3,324	5,413

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

EBITDA is a measure used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in several of the covenants in our senior secured credit facilities.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

EBITDA  and Adjusted EBITDA are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net income (loss)	$(3,203)	(33,587)	50,954	(95,993)
Income tax expense (benefit)	42	(273)	1,559	(273)
Interest expense	5,267	4,046	17,057	17,746
Interest income	(5)	(152)	(60)	(469)
Depreciation, depletion, and amortization	16,111	18,277	62,078	70,277
EBITDA (before adjustments)	$18,212	(11,689)	131,588	(8,712)
Other adjustments specified in our current debt agreement:
Charges associated with repayment of debt	1,643	8,382	1,643	15,618
Other adjustments	2,845	3,104	12,868	10,665
Adjusted EBITDA	$22,700	(203)	146,099	17,571